UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 22, 2022

SONDER HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Delaware		001-39907	85-2097088
(State or other jurisdiction of incorporation)		(Commission File Number)	(I.R.S. Employer Identification No.)

101 15th Street
San Francisco,	California		94103
(Address of principal executive offices)			(Zip Code)
(617) 300-0956
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre–commencements communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SOND	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	SONDW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of Sean Aggarwal to the Board of Directors

On October 22, 2022, the Board of Directors (the “Board”) of Sonder Holdings Inc. (the “Company”) appointed Sean Aggarwal to serve as a Class I director of the Board to fill a vacancy on the Board. Mr. Aggarwal will serve as a director until the Company’s 2025 annual meeting of stockholders, and until his successor has been duly elected and qualified, or until his earlier death, resignation or removal. Mr. Aggarwal has also been appointed as a member of the Compensation Committee of the Board and the Nominating, Corporate Governance, and Social Responsibility Committee of the Board. The Board has affirmatively determined that Mr. Aggarwal qualifies as an “independent director” under the applicable Nasdaq Stock Market rules for Board and committee assignments.

Mr. Aggarwal served as the Chief Financial Officer at Trulia, Inc., an online real estate company, from November 2011 to February 2015. Prior to Trulia, Mr. Aggarwal held executive and senior finance positions at PayPal, Inc., eBay Inc., Amazon.com, Inc., PepsiCo, Inc., and Merrill Lynch, Pierce, Fenner & Smith Incorporated. Mr. Aggarwal currently serves as a member of the board of directors of Lyft, Inc. a transportation company, where he also serves as board chair, and Arlo Technologies, Inc., a home security company. In addition, in the past five years, he served on the board of directors of Yatra Online, Inc., an online travel company. Mr. Aggarwal holds an MBA from Northwestern University, Kellogg School of Management and a Bachelor of Arts from the College of Wooster.

Mr. Aggarwal will be entitled to receive cash and equity compensation for his service on the Board and committees thereof in the standard amounts previously approved by the Board and as set forth in the Company Outside Director Compensation Policy, as described in the Company’s 2022 Proxy Statement.

Mr. Aggarwal also entered into the Company’s standard form of indemnification agreement, the form of which is filed as Exhibit 10.28 to the Company’s Current Report on Form 8-K (File No. 001-39907), filed with the SEC on January 24, 2022.

There are no arrangements or understandings between Mr. Aggarwal and any other persons, pursuant to which he was appointed as a member of the Board. There are no family relationships between Mr. Aggarwal and any of the Company’s directors or executive officers. Mr. Aggarwal is not a party to any current or proposed transaction with the Company for which disclosure is required under Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure.

On October 24, 2022, the Company issued a press release announcing the appointment of Mr. Aggarwal to the Board. A copy of the Company’s press release announcing the appointments is attached hereto as Exhibit 99.1. The information in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01    Financial Statements and Exhibits

(d)    Exhibits

Exhibit No.	Description
99.1	Press Release Issued October 24, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sonder Holdings Inc.

Date: October 24, 2022	By:	/s/ Phil Rothenberg
	Name:	Phil Rothenberg
	Title:	General Counsel and Secretary